Exhibit 99.1

For Immediate Release

MEET Investor Contact: MKR Group Inc. Todd Kehrli
meet@mkr-group.com

First Round Capital Partner Chris Fralic Joins MeetMe’s Board of Directors

NEW HOPE, Pa., March 1, 2017 – MeetMe, Inc. (NASDAQ: MEET), a public market leader for social discovery, today announced the appointment of Chris Fralic, a technology industry veteran and partner at First Round Capital, to the company’s board of directors. On February 27, MeetMe’s board expanded its number from five to six members, and appointed Fralic to fill the newly-created vacancy.

Fralic brings over 30 years of technology industry experience including having served in several significant Internet business development roles since 1996. He joined First Round in 2006 and has focused on numerous investment areas that include advertising and marketing technology, social/mobile, eCommerce/travel, connected devices and gaming. Prior to joining First Round, Fralic served as VP of Business Development at social bookmarking and tagging company del.icio.us through its acquisition by Yahoo! He was also one of the early employees at Half.com, where he served as VP of Business Development starting in 1999, and following the company’s acquisition by eBay, he spent six years with eBay in a variety of business development, media and entertainment roles. Fralic has also attended the TED Conference for more than 20 years and helped to launch TEDTalks, which have now been viewed over four billion times.

“Chris is a well known technology veteran who brings substantial experience to MeetMe, including a strong network and deep industry expertise,” said Geoff Cook, CEO of MeetMe. “He was also an investor in our predecessor company myYearbook and served as a board observer until the merger with Quepasa in 2011. We are very excited to have him join our board and look forward to his contribution.”

About MeetMe

Through its portfolio of brands, MeetMe (NASDAQ: MEET) is meeting the universal need for human connection. Using innovative products and sophisticated data science, MeetMe keeps its approximately two million daily active users engaged and originates untold numbers of casual chats, friendships, dates, and marriages. MeetMe offers advertisers the opportunity to reach customers on a global scale with hundreds of millions of daily mobile ad impressions. MeetMe utilizes high user density, economies of scale, and leading monetization strategies to maximize EBITDA. MeetMe’s apps are available on iPhone, iPad, and Android in multiple languages worldwide. For more information, please visit meetmecorp.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including whether Mr. Fralic will bring substantial experience to MeetMe, including a strong network and deep industry expertise. All statements other than statements of historical facts contained herein are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “project,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the risk that our applications will not function easily or otherwise as anticipated, the risk that we will not launch additional features and upgrades as anticipated, any changes in popular mobile operating systems that degrade our mobile applications’ functionality and other unexpected issues which could adversely affect usage on mobile devices. Further information on our risk factors is contained in our filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K for the year ended December 31, 2015, the Form 10-Q for the quarter ended June 30, 2016 and the Form 8-K filed on October 4, 2016. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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